Exhibit 4.9

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated June 15, 2020 (this “Agreement”), is entered into by and among GE Capital Funding, LLC, a Delaware limited liability company (the “Company”), General Electric Company, a New York corporation (the “Guarantor”) and Morgan Stanley & Co. LLC (the “Representative”), as representative of the several purchasers named in Schedule I (such purchasers, together with the Representative, the “Purchasers”) to the Purchase Agreement, dated June 8, 2020, relating to the Company’s issuance and sale of an aggregate of $1,500,000,000 principal amount of 4.400% Senior Notes due 2030 (the “Additional Notes”). The Additional Notes are issued in addition to $1,400,000,000 aggregate principal amount of the Company’s outstanding 4.400% Senior Notes due 2030, issued on May 18, 2020 (the “Existing Notes,” and, together with the Additional Notes, the “Notes”), and will be consolidated with, have the same CUSIP and ISIN numbers as, and form a part of a single series with, the Existing Notes. The Additional Notes will be guaranteed on a senior unsecured basis by the Guarantor (such guarantee together with the guarantee of the Existing Notes and the Notes, the “Securities”). In connection with the Purchase Agreement, the Company and the Guarantor have agreed to provide the registration rights set forth in this Agreement with respect to the Securities at the time of any Exchange Offer Registration (as defined herein) or Shelf Registration (as defined herein). The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Notes” shall have the meaning set forth in the preamble hereto.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are generally authorized or obligated by law or regulation to remain closed.

“Company” shall have the meaning set forth in the preamble hereto and shall also include the Company’s successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offers” shall mean the exchange offer by the Company and the Guarantor of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior notes issued by the Company and guaranteed by the Guarantor under the Indenture containing terms substantially identical the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for the Securities pursuant to the Exchange Offers.

“Existing Notes” shall have the meaning set forth in the preamble hereto.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

“Guarantee” shall mean the guarantee of the Securities and guarantee of the Exchange Securities by the Guarantor under the Indenture.

“Guarantor” shall have the meaning set forth in the preamble hereto and shall also include the Guarantor’s successors and any other subsidiary of the Company of the Guarantor that guarantees the Notes pursuant to the Indenture.

“Holders” shall, with respect to any Registrable Securities, have the meaning set for the in the Indenture; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the Indenture relating to the Securities dated as of May 18, 2020 among the Company, the Guarantor and The Bank of New York Mellon, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the

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consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offers or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Purchasers” shall have the meaning set forth in the preamble hereto.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding or (iii) except in the case of Securities that otherwise remain Registrable Securities and that are held by a Purchaser and that are ineligible to be exchanged in the Exchange Offers, when the Exchange Offers are consummated.

“Registration Default” shall mean the occurrence of any of the following: (i) the Exchange Offers are not completed on or prior to the Target Registration Date, (ii) the

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Shelf Registration Statement, if required to be filed pursuant to Section 2(b)(i) or Section 2(b)(ii) hereof, has not become effective on or prior to the Target Registration Date, (iii) if the Company receives a Shelf Request pursuant to Section 2(b)(iii), the Shelf Registration Statement required to be filed thereby has not become effective by the later of (a) the Target Registration Date and (b) 90 days after delivery of such Shelf Request, (iv) the Shelf Registration Statement, if required by this Agreement, has become effective but is thereafter withdrawn by the Company or the Guarantor or ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 120 days in the aggregate in any 12-month period or (v) the Shelf Registration Statement, if required by this Agreement, has become effective and thereafter, on more than four occasions in any 12-month period during the Shelf Effectiveness Period, the Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantor with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distribution of any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantor and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be the same as the counsel for the Purchasers) and (viii) the fees and disbursements of the independent registered public accountants of the Company and the Guarantor, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantor filed under the Securities Act that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective

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amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Representative” shall have the meaning set forth in the preamble hereto.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Settlement Date of the Existing Notes” shall mean May 18, 2020.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantor that covers all or a portion of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Target Registration Date” shall mean a date no later than 360 days after the Settlement Date of the Existing Notes or, if such 360th day is not a Business Day, the next succeeding Business Day.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean The Bank of New York Mellon, as the trustee with respect to the Securities under the Indenture, and any successor thereto.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof. “Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

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2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantor shall (x) cause to be filed with the SEC an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (y) use their commercially reasonable efforts to (i) cause such Registration Statement to become effective not later than 330 days after the Settlement Date of the Existing Notes and (ii) to remain effective until 180 days after the last Exchange Date for use by one or more Participating Broker-Dealers. The Company and the Guarantor shall use their commercially reasonable efforts to commence and complete each Exchange Offer promptly after the Exchange Offer Registration Statement becomes effective but in any event not later than 30 days after such effective date.

The Company and the Guarantor shall commence the Exchange Offer for Registrable Securities by mailing or otherwise delivering the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)	that the Exchange Offers are being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)	the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)	that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)	that any Holder of Registrable Securities will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in each Exchange Offer, a Holder will be required to represent to the Company and the Guarantor that (1) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offers it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the

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Exchange Securities in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or the Guarantor or, if it is an “affiliate” of the Company or the Guarantor, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (4) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date with respect to an Exchange Offer for Registrable Securities, the Company and the Guarantor shall:

(i)	accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to such Exchange Offer; and

(ii)	deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities validly tendered by such Holder and accepted for exchange pursuant to such Exchange Offer.

The Company and the Guarantor shall use their commercially reasonable efforts to complete the Exchange Offers as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offers. The Exchange Offers shall not be subject to any conditions, other than that the Exchange Offers do not violate any applicable law or applicable interpretations of the Staff.

(b) In the event that (i) the Company and the Guarantor determine that the Exchange Offer Registration provided for in Section 2(a) hereof is not available or the Exchange Offer for Registrable Securities may not be completed as soon as practicable after the last Exchange Date with respect to such Exchange Offer because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer for Registrable Securities is not for any other reason completed by the Target Registration Date or (iii) upon receipt of a written request (a “Shelf Request”) from any Purchaser prior to the 20th day following the consummation of the Exchange Offer representing (A) it is prohibited by law or the SEC from participating in the Exchange Offer, (B) it may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales, or (C) it is a broker-dealer and owns Securities acquired directly from the Company or an affiliate of the Company, the Company and the Guarantor shall file, no later than 330 days after the Settlement Date of the Existing Notes, or, in the case of clause (iii), as soon as practicable after such Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof

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and to use their commercially reasonable efforts to cause such Shelf Registration Statement to become effective no later than 30 days after such Shelf Registration Statement is filed; provided that no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof.

In the event that the Company and the Guarantor are required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company and the Guarantor shall use their commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Purchasers after completion of the Exchange Offers.

The Company and the Guarantor agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the second anniversary of the Settlement Date of the Existing Notes or, if earlier, until the Securities cease to be Registrable Securities (the “Shelf Effectiveness Period”). The Company and the Guarantor further agree to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company and the Guarantor agree to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) The Company and the Guarantor shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions, its own attorney fees (except as such fees may be covered by clause (vii) of the definition of “Registration Expenses”) and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a), and a Shelf Registration Statement pursuant to Section 2(b) hereof, will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

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If a Registration Default occurs, the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period beginning on, and including, the date on which such Registration Default shall occur and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case to and including the date on which all Registration Defaults end, up to a maximum increase of 0.50% per annum. A Registration Default ends when the Securities cease to be Registrable Securities or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed, (2) in the case of a Registration Default under clause (ii) or clause (iii) of the definition thereof, when the Shelf Registration Statement becomes effective or (3) in the case of a Registration Default under clause (iv) or clause (v) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default. All additional interest with respect to Registrable Securities will be paid by or on behalf of the Company on the next scheduled regular interest payment date for such Registrable Securities in the same manner as interest is paid on such Registrable Securities.

(e) Without limiting the remedies available to the Purchasers and the Holders, the Company and the Guarantor acknowledge that any failure by the Company or the Guarantor to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantor’s obligations under Section 2(a) and Section 2(b) hereof. The provisions for additional interest set forth in Section 2(d) above shall constitute liquidated damages and will be the exclusive remedy, monetary or otherwise, available to Holders under this Agreement with respect to any Registration Default.

3. Registration Procedures. (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantor shall in accordance with the terms if this Agreement:

(i)	use their commercially reasonable efforts to prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Company and the Guarantor, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (C) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;
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(ii)	use their commercially reasonable efforts to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof (other than during any suspension period pursuant to Section 3(d) hereof) and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(a)(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)	to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the Guarantor with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv)	in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Purchasers (if any Registrable Securities held by the Purchasers are included in such Registration Statement), to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Participating Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(c) hereof, the Company and the Guarantor consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v)	use their commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; use their commercially reasonable efforts to cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and use their commercially reasonable efforts to do any and all other acts and things that may be reasonably necessary or advisable to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that neither the Company nor the Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) execute or file any general consent to service of
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process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi)	notify counsel for the Purchasers and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or the Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company or the Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement of material fact made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company or the Guarantor that a post- effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii)	use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, as promptly as practicable and provide prompt notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(viii)	in the case of a Shelf Registration, furnish to each Participating Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by
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reference or exhibits thereto, unless reasonably requested), in each case, if such documents are not available via EDGAR;

(ix)	in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities;

(x)	upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use their commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantor shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Purchasers and any Participating Broker-Dealers known to the Company or the Guarantor (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Purchasers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company and the Guarantor have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission; provided that neither the Company nor the Guarantor shall be required to take any action pursuant to this Section 3(a)(x) during any suspension period pursuant to Section 3(d) hereof;

(xi)	a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus (excluding any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus) after initial filing of a Registration Statement, provide copies of such document to the Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) and make such of the representatives of the Company and the Guarantor as shall be reasonably requested by the Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and, to the extent that the Company and the Guarantor have been requested to do so, their counsel) available for discussion of such document;
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and the Company and the Guarantor shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus (excluding any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus), of which (A) the Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and, to the extent that the Company and the Guarantor have been requested to do so, their counsel) shall not have been previously advised and furnished a copy or (B) to which the Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall reasonably object within three (3) Business Days after the receipt thereof;

(xii)	obtain a CUSIP number for the Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement covering such Exchange Securities or Registrable Securities, as the case may be;

(xiii)	use their commercially reasonable efforts to cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv)	in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority in aggregate principal amount of the Securities held by the Participating Holders and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company, the Guarantor and their subsidiaries, and cause the respective officers, directors and employees of the Company and the Guarantor to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement, in each case, as is customary for “due diligence” examinations in connection with underwritten offerings; provided that if any such information is identified by the Company or the Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter;
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(xv)	if reasonably requested by any Participating Holder, promptly include or incorporate by reference in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein, based upon a reasonable belief that such information is required to be included therein or is necessary to make the information about such Participating Holder not misleading, and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing;

(xvi)	in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Participating Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in connection therewith, (1)to the extent possible, make such representations and warranties to the Participating Holders and any Underwriters of such Registrable Securities with respect to the business of the Company, the Guarantor and their respective subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company and the Guarantor (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to each Participating Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) use commercially reasonable efforts to obtain “comfort” letters from the independent registered public accountants of the Company and the Guarantor (and, if necessary, any other registered public accountant of any subsidiary of the Company or the Guarantor, or of any business acquired by the Company or the Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Participating Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Participating Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantor made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement; and
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(xvii)	so long as any Registrable Securities remain outstanding, cause each successor or additional Guarantor upon entry into a Guarantee by such successor or additional Guarantor with respect to any Registrable Securities, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart, together with an opinion of counsel as to the enforceability thereof against such entity, to the Purchasers no later than five Business Days following the execution thereof.

(b) In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantor may from time to time reasonably request in writing; provided that if a Holder fails to provide the requested information within 20 Business Days after receiving such request, the Company or the Guarantor may exclude such Holder’s Registrable Securities from such Shelf Registration Statement; provided further that any failure to provide such information shall not require the Company or the Guarantor to pay any additional interest pursuant to an increase in the applicable interest rate provided for in Section 2 hereof.

(c) Each Participating Holder agrees that, upon receipt of any notice from the Company and the Guarantor of the happening of any event of the kind described in Section 3(a)(vi)(3) or Section 3(a)(vi)(5) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company and the Guarantor, such Participating Holder will deliver to the Company and the Guarantor all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d) If the Company and the Guarantor shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and the Guarantor shall not be required to maintain the effectiveness thereof during the period of such suspension, and the Company and the Guarantor shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions or notice from the Company and the Guarantor that such amendment or supplement is not necessary. The Company and the Guarantor may give any such notice during any 12-month period and any such suspensions shall not exceed 120 days in aggregate and there shall not be more than four suspensions in effect during any 12-month period.

(e) The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the

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investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, subject in each case to the approval of the Company and the Guarantor, which approval shall not be unreasonably withheld.

4. Participation of Broker-Dealers in Exchange Offers. (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offers in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company and the Guarantor understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantor agree to use their commercially reasonable efforts to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof), in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company and the Guarantor further agree that, subject to Section 3(c), Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c) The Purchasers shall have no liability to the Company, the Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5. Indemnification and Contribution. (a) Each of the Company and the Guarantor, jointly and severally, agrees to indemnify and hold harmless each Purchaser and each Holder, their affiliates and their respective officers, directors, employees, agents of and each other entity or person, if any, who controls any Purchaser or Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (i) caused by any untrue

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statement or alleged untrue statement of a material fact contained in any Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except, with respect to any Purchaser or any Holder and their respective affiliates, officers, directors, employees, agents and controlling persons, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company or the Guarantor by such Purchaser or Holder, as the case may be, expressly for the use therein. In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantor, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, the Purchasers and the other selling Holders and each of their respective directors and officers and any person controlling the Company, the Guarantor, the Purchasers and the other selling Holders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to the Purchasers and the Holders, with reference to information furnished in writing by such Holder expressly for use in any Registration Statement, any Prospectus, any Free Writing Prospectus or any amendments or supplements thereto, except to the extent arising from information furnished in writing by the Company or the Guarantor expressly for use therein.

(c) Promptly after receipt by any person of notice of any claim or the institution of any claim, litigation, investigation or proceedings (including any governmental investigation) (“Proceedings”) in respect of which indemnity may be sought pursuant to paragraphs (a) or (b) of this Section 5, such person (the “indemnified party”) shall notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to participate therein, and, to the extent that it elects (upon notice to the indemnified party), jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. If the indemnifying party shall not have so elected to assume such defense, then, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such Proceeding and shall pay the reasonable and documented out-of-pocket fees and disbursements of such counsel related to such Proceeding. If the

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indemnifying party shall so elect to assume such defense, the indemnifying party shall not be liable to the indemnified party pursuant to this Section 5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such Proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any Proceeding or related Proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties. Anything hereinabove to the contrary notwithstanding, any reference in this Section 5 to counsel reasonably satisfactory to, or designated by, the indemnified party shall mean (i) in the case of any Purchasers or their respective affiliates, officers, directors, employees, agents and controlling persons indemnified pursuant to paragraphs (a) or (b) of this Section 5, counsel reasonably satisfactory to, or designated by, the Representative on behalf of all parties so indemnified pursuant to such paragraphs, (ii) in the case of any Holder or its respective affiliates, officers, directors, employees, agents and controlling persons indemnified pursuant to paragraph (a) of this Section 5, counsel reasonably satisfactory to, or designated by, the Majority Holders on behalf of all parties so indemnified pursuant to such paragraph, and (iii) in all other cases, counsel designated by the Company. The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefit received by the Company and the Guarantor on the one hand and the Purchasers and the Holders on the other from the Exchange Offers, or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefit referred to above, but also the relative fault of the indemnifying party on the one hand and that of such indemnified party on the

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other, in connection with the statements or omissions, or alleged statements or omissions, which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefit received by the Company and the Guarantor on the one hand and the Holders on the other shall be deemed to be (i) in such proportion as is appropriate to reflect the relative benefit received by the Company and the Guarantor from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefit referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Holders on the other in connection with the statements or omissions, or alleged statements or omissions, that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company or the Guarantor on the one hand and of the Holders on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions.

(e) The Company, the Guarantor, the Holders and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations provided for in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other reasonable expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provision of this paragraph concerning contribution, no indemnifying party shall be required to make contribution in any circumstances in which such party would not have been required to provide indemnification by the terms of paragraphs (a) or (b) of this Section 5. Nothing herein contained shall be deemed to constitute a waiver by an indemnified party of such party’s rights, if any, to receive contribution pursuant to Section 11(f) of the Securities Act or other applicable law., provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f) The indemnity, reimbursement and contribution obligations of the indemnifying parties under this Section 5 shall be in addition to any liability which the

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indemnifying parties may otherwise have to an indemnified party and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the indemnifying parties and any indemnified party.

(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Purchasers or any Holder or any Person controlling any Purchaser or any Holder, or by or on behalf of the Company or the Guarantor or the officers or directors of or any Person controlling the Company or the Guarantor, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. General.

(a) No Inconsistent Agreements. The Company and the Guarantor represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or the Guarantor under any other agreement and (ii) neither the Company nor the Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless, in the event such amendment, modification, supplement, waiver or consent adversely affects the interests of Holders, the Company and the Guarantor have obtained the written consent of the Majority Holders; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by e-mail, facsimile transmission, registered first- class mail, telecopier, any courier guaranteeing overnight delivery or otherwise delivered in accordance with the procedures of The Depository Trust Company (“DTC”), (i) if to a Holder, (x) at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Purchasers, the address set forth in the Purchase Agreement, or (y) otherwise delivered in accordance with the procedures of DTC, and (ii) if to the Company and the Guarantor, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications to the Holders delivered in the manner prescribed above shall be deemed to have been duly given, whether or not the Holder receives such notice. Copies of all such notices,

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demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Purchasers (in their capacity as Purchasers) shall have no liability or obligation to the Company or the Guarantor with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantor, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf”) shall be effective as delivery of a manually executed counterpart thereof.

(g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law; Waiver of Jury Trial; Submission to Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company, the Guarantor and the Purchasers irrevocably agree to waive trial by jury in any action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Agreement or the performance of services hereunder. Each of the Company and the Guarantor hereby (1) submits to the jurisdiction of any New York State or Federal court sitting in New York County with respect to any actions and proceedings arising out of, or relating to, this Agreement, (2) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or Federal court, (3) waives the defense of an inconvenient forum and (4) agrees that a final judgment in any such action or proceeding

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shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(i) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantor and the Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GE CAPITAL FUNDING, LLC

By	/s/ Michael Taets
Name: Michael Taets
Title: President

GENERAL ELECTRIC COMPANY

By	/s/ Robert Giglietti
Name: Robert Giglietti
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

Confirmed and accepted as of the date first above written on behalf of each of the Purchasers:

MORGAN STANLEY & CO. LLC

By	/s/ Ian Drewe
Name: Ian Drewe
Title: Executive Director

[Signature Page to Registration Rights Agreement]

Annex A

Counterpart to Registration Rights Agreement

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated June 15, 2020 (the “Registration Rights Agreement”), by and among GE Capital Funding, LLC, a Delaware limited liability company, General Electric Company, a New York corporation, and Morgan Stanley & Co. LLC, as representative of the several purchasers named in Schedule I to the Purchase Agreement, dated June 8, 2020) to be bound by the terms and provisions of such Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of                             , 202_.

[GUARANTOR]

By
Name:
Title: